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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

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                                    Give the                                                          Give the
For this type of account:           SOCIAL                         For this type of account:          EMPLOYER
                                    SECURITY                                                          IDENTIFICATION
                                    number of--                                                       number of--
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
1.   An individual's account        The individual                 9.   A valid trust, estate or      The legal entity
                                                                        pension trust                 (Do not furnish the
2.   Two or more individuals        The actual owner of the                                           identifying number of the
     (joint account)                account or, if combined                                           personal representative or
                                    funds, any one of the                                             trustee unless the legal
                                    individuals (1)                                                   entity itself is not
                                                                                                      designated in the account
3.   Husband and wife               The actual owner of the                                           title.) (5)
     (joint account)                account or, if joint funds,
                                    either person (1)
                                                                   10.  Corporate account             The corporation
4.   Custodian account of a         The minor (2)
     minor (Uniform Gift to                                        11.  Religious, charitable, or     The organization
     Minors Act)                                                        educational organization
                                                                        account
5.   Adult and minor (joint         The adult or, if the minor
     account)                       is the only contributor, the   12.  Partnership account held in   The partnership
                                    minor (1)                           the name of the business

6.   Account in the name of         The ward, minor or             13.  Association, club or other    The organization
     guardian or committee for a    incompetent person (3)              tax-exempt organization
     designated ward, minor or
     incompetent person                                            14.  A broker or registered        The broker or nominee
                                                                        nominee
7.   a. The usual revocable         The grantor-trustee (1)
        savings trust account                                      15.  Account with the              The public entity
        (grantor is also trustee)                                       Department of Agriculture
                                                                        in the name of a public
     b. So-called trust account     The actual owner (1)                entity (such as a state or
        that is not a legal or                                          local government, school
        valid trust under state                                         district, or prison) that
        law                                                             receives agricultural
                                                                        program payments
8.   Sole proprietorship account    The Owner (4)
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


(1)  List first and circle the name of the person whose number you furnish.
(2)  Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4)  Show the name of the owner.
(5)  List first and circle the name of the legal trust, estate or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.